Exhibit 10.3

SECOND AMENDMENT TO THE

AGREEMENT OF LIMITED PARTNERSHIP

OF

ASSET INVESTORS OPERATING PARTNERSHIP, L.P.

Dated effective as of May 3, 2002

THIS SECOND AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF ASSET INVESTORS OPERATING PARTNERSHIP, L.P., dated effective as of May 3, 2002, is made by and among AMERICAN LAND LEASE, INC., a Delaware corporation, as general partner (the “General Partner”) and the limited partners (the “Limited Partners”) of Asset Investors Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”).

WHEREAS, certain amendments (the “Amendments”) have been proposed to that certain Agreement of Limited Partnership of Asset Investors Operating Partnership, L.P., dated as of April 30, 1997, as amended (the “Partnership Agreement”); and

WHEREAS, a majority in interest of the Limited Partners have granted their written consent to the Amendments.

NOW THEREFORE, the Partnership Agreement is hereby amended as follows:

The following definition shall be added to Section 1.1 in appropriate alphabetical order:

“Partnership Common Units” shall mean any and all Partnership Units other than those classes of Partnership Units which may be designated from time to time pursuant to a Partnership Unit Designation under Section 9.3 of this Agreement.

Article IV, Section 4.5(a) of the Partnership Agreement is hereby amended and restated to read as follows:

(i) credited with: the amount of cash contributed by such Partner to the capital of the Partnership; the initial Gross Asset Value (net of liabilities secured by such contributed asset that the Partnership assumes or takes subject to) of any other asset contributed by such Partner to the capital of the Partnership; the amount of unsecured liabilities of the Partnership assumed by such Partner; such Partner’s distributive share of Profits; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Section 6.1 or an applicable Partnership Unit Designation, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and

(ii) debited with: the amount of cash distributed to such Partner pursuant to the provisions of this Agreement; the Gross Asset Value (net of liabilities secured by such distributed asset that such Partner assumes or takes subject to) of any Partnership asset distributed to such Partner pursuant to any provision of this Agreement; the amount of unsecured liabilities of such Partner assumed by the Partnership; such Partner’s distributive share of Losses; in the case of the General Partner, payments of REIT Expenses by the Partnership; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 6.1 or an applicable Partnership Unit Designation, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i).

In the event that any or all of a Partner’s Partnership Units are transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(1), the transferee thereof shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Units so transferred.

In the event the Gross Asset Values of Partnership assets are adjusted pursuant to Section 4.5(b)(ii), the Capital Accounts of the Partners shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its property for its fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied as provided in the Regulations.”

Article VI, Section 6.1(b) of the Partnership Agreement is hereby amended and restated to read as follows:

“(b) Subject to the terms of any Partnership Unit Designation, except as otherwise provided in Section 6.1(d) and this Section 6.1(b), the Profits and

Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year (including the Partnership Fiscal Year beginning on April 28, 1997 and ending on December 31,1997) shall be allocated among the Partners in accordance with their proportionate ownership of Partnership Units. Notwithstanding the foregoing, an amount of gross income shall be allocated to the General Partner for each Partnership Fiscal Year (prior to any allocation of Profits and Losses for such Partnership Fiscal Year) equal to the total REIT Expenses paid to or on behalf of the General Partner pursuant to Section 7.1 for the current and all prior Partnership Fiscal Years less all amounts of gross income previously allocated to the General Partner pursuant to this sentence.”

Article IX, Section 9.3 of the Partnership Agreement is hereby amended and restated to read as follows:

“9.3 Issuance of Additional Partnership Units. At any time, and from time to time, subject to the provisions of Section 9.4, the General Partner may, upon its determination that the issuance of additional Partnership Units is in the best interests of the Partnership, cause the Partnership to issue Partnership Units to any then existing Limited Partner, or to issue Partnership Units to, and admit as a limited partner in the Partnership, any Person, in each case in exchange for the contribution by such Person of Property or other assets which the General Partner determines is desirable to further the purposes and business of the Partnership and has a value that justifies the issuance of Partnership Units. In the event that Partnership Units are issued by the Partnership pursuant to this Section 9.3, the number of Partnership Units issued shall be determined by (i) dividing the Gross Asset Value (net of liabilities secured by such contributed asset that the Partnership assumes or takes subject to) of the Property or other assets contributed as of the Contribution Date by the Deemed Partnership Unit Value, computed in the case of Current Per Share Market Price as of the Trading Day immediately preceding the Contribution Date, or (ii) such other manner as reasonably determined by the General Partner and as set forth in the Contribution Agreement or plan or other applicable documentation governing the arrangement between the Partnership and the party to whom Partnership Units will be issued. Subject to Delaware law, any additional Partnership Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Unit; (b) the right of each such class or series of Partnership Unit to share in Partnership distributions; (c) the rights of each such class or series of Partnership Unit upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Unit; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Unit.”

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Second Amendment to the Agreement of Limited Partnership of Asset Investors Operating Partnership, L.P. effective as of the date and year first above written.

GENERAL PARTNER:

AMERICAN LAND LEASE, INC.

By:	/s/ ILLEGIBLE
	Name:	Illegible
	Title:	Illegible

LIMITED PARTNERS:

/s/ TERRY CONSIDINE
Terry Considine

/s/ THOMAS L. RHODES
Thomas L. Rhodes

/s/ BRUCE D. BENSON
Bruce D. Benson

/s/ BRUCE E. MOORE
Bruce E. Moore

TITAHOTWO, RLLLP

By:	/s/ TERRY CONSIDINE
Terry Considine,
its General Partner

/s/ GARY ROSE
Gary Rose

/s/ RICHARD GILDER
Richard Gilder

ROTH ASSOCIATES OF NEW JERSEY,

By:	Phillip C. Giovinco, deceased General Partner

By:	/s/ BRUCE E. MOORE
	Name:	Bruce E. Moore
	Title:	Executor (Co)

SALEM FARM MOBILE HOME PARK, INC.
by:	Phillip C Giovinco, deceased President

By:	/s/ BRUCE E. MOORE
	Name:	Bruce E. Moore
	Title:	Executor (Co)

/s/ WILLIAM INGRAM
William Ingram

CADC HOLDING, LLC

By:	/s/ JOSEPH W. GAYNOR
	Name:	Joseph W. Gaynor
	Title:	Managing Member

COMMUNITY ACQUISITION AND DEVELOPMENT COMPANY

By:	/s/ ILLEGIBLE
	Name:	Illegible
	Title:	President